EXHIBIT 99.1

NEWMARKET CORPORATION AUTHORIZES NEW SHARE REPURCHASE PROGRAM

Richmond, VA, December 12, 2024 - The Board of Directors of NewMarket Corporation (NYSE: NEU) (the “Company”) approved a new share repurchase program authorizing management to repurchase up to $500 million of the Company’s outstanding common stock through December 31, 2027, as market conditions warrant and covenants under the Company’s existing debt agreements permit. The new repurchase program will replace the Company’s existing $500 million repurchase program approved by the Board of Directors in October 2021, which will expire on December 31, 2024. Under the new program, the Company may conduct share repurchases in the open market, in privately negotiated transactions, through block trades or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The new program does not require the Company to acquire any specific number of shares and may be terminated or suspended at any time.

NewMarket Corporation is a holding company operating through its subsidiaries Afton Chemical Corporation (Afton), Ethyl Corporation (Ethyl), and American Pacific Corporation (AMPAC). The Afton and Ethyl companies develop, manufacture, blend, and deliver chemical additives that enhance the performance of petroleum products. AMPAC is a manufacturer of specialty materials primarily used in solid rocket motors for the aerospace and defense industries. The NewMarket family of companies has a long-term commitment to its people, to safety, to providing innovative solutions for its customers, and to making the world a better place. Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, the availability of raw materials and distribution systems; disruptions at production facilities, including single-sourced facilities; hazards common to chemical businesses; the ability to respond effectively to technological changes in our industries; failure to protect our intellectual property rights; sudden, sharp, or prolonged raw material price increases; competition from other manufacturers; current and future governmental regulations; the loss of significant customers; termination or changes to contracts with contractors and subcontractors of the U.S. government or directly with the U.S. government; failure to attract and retain a highly-qualified workforce; an information technology system failure or security breach; the occurrence or threat of extraordinary events, including natural disasters, terrorist attacks, wars and health-related epidemics; risks related to operating outside of the United States; political, economic, and regulatory factors concerning our products; the impact of substantial indebtedness on our operational and financial flexibility; the impact of fluctuations in foreign exchange rates; resolution of environmental liabilities or legal proceedings; limitation of our insurance coverage; our inability to realize expected benefits from investment in our infrastructure or from acquisitions, or our inability to successfully integrate acquisitions into our business; the underperformance of our pension assets resulting in additional cash contributions to our pension plans; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, which are available to shareholders at www.newmarket.com.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

William J. Skrobacz

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com